UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

FEDEX CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

FEDERAL EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-7806

Delaware	71-0427007
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 369-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION.

Item 2.02. Results of Operations and Financial Condition.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of FedEx Corporation’s press release, dated June 4, 2012, relating to the matters described below in Items 2.05 and 2.06 of this report, which will be included in FedEx’s financial results for the fourth quarter ended May 31, 2012. The press release is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder. The information in the release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Item 2.06. Material Impairments.

On June 4, 2012, the Board of Directors of FedEx Corporation approved the decision of management of Federal Express Corporation (“FedEx Express”) during May 2012 to permanently retire from service 18 Airbus A310-200 aircraft and 26 related engines, as well as six Boeing MD10-10 aircraft and 17 related engines. The majority of these aircraft are currently parked and not in revenue service. As a consequence, a non-cash impairment charge of $134 million ($84 million, net of tax, or $0.26 per diluted share) was recorded in the fourth quarter. The decision to permanently retire these aircraft will better align the U.S. domestic air network capacity of FedEx Express to match current and anticipated shipment volumes.

In addition, FedEx Express is shortening the depreciable lives of the following aircraft and related engines: 31 additional Boeing MD10-10 aircraft, 18 additional Airbus A310-200 aircraft, four Boeing 727-200 aircraft and one Boeing MD10-30 aircraft. This will accelerate the retirement of these aircraft to align with the delivery schedule for replacement Boeing 767-300F aircraft and Boeing 757-200 aircraft. The accelerated depreciation on these aircraft is expected to total $196 million over the next three fiscal years, including $69 million to be recorded in the fiscal year ending May 31, 2013. This accelerated depreciation will be partially offset by the avoidance of depreciation related to the aircraft retirements, as estimated below:

Total Impact on Fleet Depreciation – Decrease/(Increase)

(in millions)

	FY13	FY14	FY15	FY16	FY17- FY25	Total
Depreciation Avoided Due to Retirements	$24	$22	$18	$16	$54	$134

Accelerated Depreciation Impact	(69)	(70)	(57)	10	186	—

Net Impact on Depreciation	($45)	($48)	($39)	$26	$240	$134

These conclusions were made in response to FedEx Express management’s completion of its new fleet plan, a long-range forecast of aircraft utilization based on current volume projections combined with planned aircraft deliveries and retirements, during the fourth quarter of the fiscal year ended May 31, 2012. FedEx does not expect to be required to make any current or future cash expenditures as a result of these aircraft actions.

SECTION 9. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FY2012 AIC Compensation Plan – Exclusion of Certain Non-Recurring Items from AIC Program. In addition to the non-cash impairment charge outlined in Items 2.05 and 2.06 above, FedEx Corporation recorded an immaterial gain in the fourth quarter of the fiscal year ended May 31, 2012 related to the sale of the Japanese operations of FedEx Office. On June 4, 2012, the Board of Directors of FedEx Corporation, upon the recommendation of its Compensation Committee, decided that it was in the best interests of the company and its shareowners to exclude these non-recurring items from fiscal 2012 pre-tax income for purposes of determining annual incentive compensation (“AIC”) payouts for the fiscal year ended May 31, 2012, including for FedEx’s named executive officers. The AIC program provides a cash payment opportunity at the conclusion of the fiscal year based upon the achievement of AIC plan objectives for company financial and individual performance, which are established at the beginning of the year. By excluding these two items, the AIC payout will more accurately reflect FedEx’s core financial performance in fiscal 2012. No adjustments were made to FedEx’s long-term incentive compensation plans as a result of these non-recurring items.

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in our press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations  and  Financial  Condition”  in  our  most  recent  annual  report  on  Form  10-K,  as  updated  by  our  quarterly  reports  on  Form 10-Q.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated June 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 4, 2012	By:	/s/ HERBERT C. NAPPIER
Herbert C. Nappier
Staff Vice President and Corporate Controller

Federal Express Corporation

Date: June 4, 2012	By:	/s/ J. RICK BATEMAN
J. Rick Bateman
Vice President and Worldwide Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated June 4, 2012.

E-1